Exhibit 99.2

THIS STOP LOSS REINSURANCE AGREEMENT is made November 29, 2005

BETWEEN:

(1)	THE MEMBERS OF LLOYD'S who constitute Syndicate 1224 for the 2000 underwriting year of accountand its successors and assignees, including any syndicate accepting the reinsurance to close of the 2000 year of account of the syndicate (“The Reinsured”);

(2)	PXRE Reinsurance Ltd., of PXRE House, 110 Pitts Bay Road, Pembroke HM 08, Bermuda, (“the Reinsurer”);

(3)	Omni Whittington Capital Management Limited of Omni House, 33 Creechurch Lane, London EC3A 5EB (“the Managing Agent”)

IT IS AGREED as follows:

ARTICLE 1

1.1	In this Reinsurance Agreement:

1224: means the members of Lloyd’s who constitute Syndicate 1224 for the 2000 Year of Account;

Business Day: means a day other than a Saturday or Sunday or public holiday in England and Wales or the United States;

Calculation Date: means each quarter end, being 31 March, 30 June, 30 September and 31 December of each year that this Reinsurance Agreement remains in force;

Claims Handling Expenses: means all costs and expenses converted into Sterling at the Lloyd’s Exchange Rate prevailing as at a Calculation Date howsoever incurred by the Managing Agent and/or the Reinsured in administering, handling, settling, compromising or commuting the Underwritten Business, including professional fees, expenses and/or charges related to the appointment of adjusters, legal advisers or other third parties to handle either an insurance or reinsurance claim or series of claims of a specific nature or a particular dispute, including rescission or avoidance; these shall be recognized as such by their inclusion within the syndicate’s electronic database as paid or outstanding claims in all reports (including triangulations) prepared by the Managing Agent and to be sent to the Reinsurer;

Closing Date: means the date as at which the 2000 Year of Account of 1224 is closed by Reinsurance to Close into a Successor Syndicate;

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Commencement Date: means 30th June 2005;

Covered Losses: means the Net Ultimate Liabilities in excess of the Restated Retention subject to the Reinsurance Limit;

Funds: the total of the Premium plus the Interest Bearing Assets less the Net Settlements since the Commencement Date plus cumulative Notional Investment Return;

Interest Bearing Assets: the retention under this Reinsurance Agreement at the Commencement Date of £6,000,000 (£2,400,000; US$5,370,000; C$660,000 and Euros 444,000);

Inward Contracts: means contracts of insurance made by the Reinsured as insurer or reinsurer (including for the avoidance of doubt any contract of reinsurance to close of underwriting members of any Year of Account of Syndicate 1224);

Lloyd's: means the Society and Corporation of Lloyd's created and governed by the Lloyd's Acts 1871-1982;

Lloyd’s Exchange Rates means the exchange rates prescribed by Lloyd’s or its designated claims processing organisation for use in quarterly reporting;

Lloyd's and FSA Regulations: means the byelaws, regulations, codes of practice and mandatory directions and requirements governing the conduct and management of underwriting business at Lloyd's from time to time and the provisions of any deed, agreement or undertaking executed made or given for compliance with Lloyd's requirements from time to time, including but not limited to the Lloyd’s Acts 1871-1982 and the Financial Services and Markets Act 2000;

LOC: means the letter of credit issued in accordance with article 8 by a bank approved under Lloyd’s regulations;

Managing Agent's Agreements: means all agreements made in accordance with the Lloyd's and FSA Regulations between the Reinsured and its duly appointed managing agent of Syndicate 1224 and/or its Successor Syndicates from time to time;

Net Outstanding Liabilities: means in relation to the Underwritten Business as at a Calculation Date the total of the net (of reinsurance) outstanding claims, net Incurred But Not Reported reserves, provision for bad and doubtful debts and provision for Claims Handling Expense as determined by the Managing Agent at each Calculation Date, excluding any recoveries (as determined by the Managing Agent) under this Reinsurance Agreement;

Net Settlements: means in relation to the Underwritten Business as at a Calculation Date paid claims less premiums received on Inwards Contracts, less reinsurance recoveries on paid claims less reinsurance premiums payable on Outward Contracts, plus paid Claims Handling Costs since Commencement Date;

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Net Ultimate Liabilities: means as at a Calculation Date all claims (including IBNR), settlements, commutations and ex-gratia payments, liabilities, losses and expenses of the Reinsured that have not been settled in cleared funds prior to the Commencement Date in respect of the Underwritten Business net of recoveries in respect of that Underwritten Business, but excluding any recoveries under this Reinsurance Agreement and any Notional Investment Returns;

Net Ultimate Losses: means Net Settlements plus Net Outstanding Liabilities;

Notional Investment Return: means an amount calculated in accordance with Article 4.4;

Outward Contracts: means contracts of reinsurance and/or retrocession made by the Reinsured (other than this Reinsurance Agreement);

Premium: means the premium payable under this Reinsurance Agreement, being the sum of £2,500,000 (£1,250,000 and US$2,237,500);

Reinsurance Limit: means £12,000,000;

Reinsurance to Close or RITC: has the meaning given to that expression in Schedule 1 to the Syndicate Accounting Byelaw (No. 18 of 1994) and references to "closure" are to the closing of a year of account by reinsurance to close;

Reinsurer's Representative: means a person appointed from time to time by the Reinsurer who has been notified in writing to the Reinsured. The first Reinsurer’s representative shall be R. E. J. Jeffreys Esq;

Restated Retention: as at a Calculation Date is the Retention plus the cumulative Notional Investment Return reported at that Calculation Date;

Retention: means the sum of £6,000,000 (£2,400,000; US$5,370,000; C$660,000 and Euros 444,000);

Successor Syndicate: means the members of a Year of Account or any number of Years of Account of a syndicate or any number of syndicates that have Reinsured to Close the Underwritten Business whether directly from 1224 or from another Year of Account and/or syndicate;

Syndicate Accounts: means the accounts of the Reinsured prepared as at the end of each calendar year in accordance with the Syndicate Accounting Byelaw (No.18 of 1994) together with the audited annual returns and reports submitted to Lloyd's in respect of the Reinsured;

Termination Date: shall be the earlier of:

(a)	the date upon which the Reinsurer has paid Covered Losses in an amount up to the Reinsurance Limit; and

(b)	the date of the commutation in accordance with Article 4.6;

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Underwritten Business: means the insurance business of 1224 as contemplated by the Managing Agent's Agreements including, without limiting the foregoing the underwriting and performance of Inward Contracts allocated to the 2000 Year of Account, Outward Contracts which in whole or in part protect such contracts; the handling of claims and the conduct of defences in relation to such contracts; and the incurring of any obligation in the course of such business which may bind or otherwise give rise to a liability on the part of 1224 whether within the scope of the actual authority of the managing agent or not;

Year of Account: means a Lloyd's underwriting year of account;

$: means dollar in the currency of the United States.

1.2	In this Reinsurance Agreement, unless the context otherwise requires, references to:

(a)	Lloyd’s and FSA Regulations or statutory provisions are references to those as modified or re-enacted and in force from time to time;

(b)	words importing a gender include any gender and words importing the singular include the plural and vice versa;

(c)	articles and schedules are to Articles of and Schedules to this Reinsurance Agreement; and

(d)	"insurance" (and derivative expressions) include "reinsurance" (and derivative expressions).

ARTICLE 2

2.1	The Reinsurer shall by way of reinsurance indemnify the Reinsured in respect of all Covered Losses.

2.2	This Reinsurance Agreement shall commence on the Commencement Date and continue until the Termination Date.

2.3	If the Underwritten Business is closed by Reinsurance to Close into any Year of Account of any Successor Syndicate this Reinsurance Agreement shall be assigned to the benefit of each Successor Syndicate together with the right to make recoveries as the Reinsured and the obligations of the Managing Agent shall be assigned or novated to the managing agent of any Successor Syndicate. The Reinsurer, the Managing Agent and any relevant Successor Syndicate and managing agent shall execute such documents as any of them may reasonably request to give effect to the provisions of this Article 2.3.

2.4	The Reinsurer and the Reinsured have the right to vary the Reinsurance Limit and the Premium in proportion to the variation in Net Ultimate Losses by way of an addendum to this Agreement if:

(a)	the Net Ultimate Losses vary by more than 20 per cent between the Commencement Date and any Closing Date, and

(b)	requested to do so in writing by Chaucer Syndicates Limited.

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2.5	Save as provided in Article 2.3, this Reinsurance Agreement will not be assignable.

ARTICLE 3

3.1	Premium shall become payable by the Reinsured when a Covered Loss becomes payable by the Reinsurer to the Reinsured under this Reinsurance Agreement and the amount of Premium then payable shall be equal to the amount of such Covered Loss. Such amounts (so far as possible) shall be set-off against one another. The Premium (or any part thereof remaining unpaid by way of set-off) shall be payable by the Reinsured on the Termination Date.

ARTICLE 4

4.1	Nothing in this Reinsurance Agreement shall be construed to mean that the Covered Losses under this Reinsurance Agreement are not payable until the liability of the Reinsurer under this Reinsurance Agreement has been ascertained.

4.2	The amount of retained premium (being Premium, less amounts set off pursuant to Article 3.1), cumulative Notional Investment Returns, Net Settlements and the amount of the Restated Retention as derived from those items shall be calculated and restated by the Reinsured or any Successor Syndicate, including for the purposes of commutation, for the effect of changes in cross foreign exchange rates between US dollars, euros, Canadian dollars and sterling as provided for in Article 4.3..

4.3	The Reinsured shall within 90 days of each Calculation Date deliver to the Reinsurer the following statements as at the preceding Calculation Date:

(ii)	Gross monthly triangles at Lloyd's Exchange Rates since inception showing for each Year of Account, premiums, paid claims, outstanding claims, paid loss ratio, incurred loss ratio, for:

- All classes

- Liability class

- Personal Accident (Net) class

- Personal Accident Fronting class

- All other Classes

(ii)	Net monthly triangles at Lloyd's Exchange Rates since inception showing for each Year of Account, net premiums, net paid claims, net outstanding claims, net paid loss ratio, net incurred loss ratio, for:

- All classes

- Liability class

- Personal Accident (Net) class

- Personal Accident Fronting class

- All other Classes

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(iii)	Underwriting accounts showing Net Settlements by currency and in total for each Year of Account, year to Calculation Date, and Commencement Date to Calculation Date

(iv)	Schedule of Reinsurance accruals as at each Calculation Date showing amounts accrued for paid items, outstanding items and IBNR items, analysed by Outwards Contract, date submitted for collection for paid items, reinsurer name and LORS code, claim description and claims reference, class of business, Year of Account, and currency

(v)	Schedule of Claims Handling Expenses as at each Calculation Date showing amounts included for paid items, outstanding items and IBNR items, analysed by Inwards or Outwards Contract, payee, date paid for paid items, description and claims reference or Outwards Contract reference, class of business, Year of Account, and currency

(vi)	Schedule of Proposed Settlements as at each Calculation Date showing amounts included for paid items, outstanding items and IBNR items, analysed by Inwards or Outwards Contract, counterparty, date paid for paid items, description and claims reference or Outwards Contract reference, class of business, Year of Account, and currency.

(vii)	the estimated amount of Net Ultimate Liabilities in the form set out at Schedule 1;

(viii)	the Retention, the estimated Covered Losses and the amount payable by the Reinsurer in respect of Covered Losses paid by the Reinsured during the 12 months prior to the Calculation Date, in the form set out in Schedule 2; and

(ix)	the amount of the Notional Investment Return, in the form set out in Schedule 3.

4.4	The Retention shall increase (but not decrease) each quarter by the Notional Investment Return earned in the quarter on the Funds. The Notional Investment Return shall be calculated separately for the assets comprised within the funds which are denominated in US dollars, Pounds Sterling, Euros and Canadian dollars. The daily average three month interest, calculated using the 3 month daily average LIBOR for US dollars, Pounds sterling, euros and Canadian dollars (as published on Bloomberg or available from British Bankers Association) shall be calculated and credited quarterly in arrears by dividing the published annual rate by four, to convert an annual rate into a quarterly rate, and applying the appropriate currency quarterly rate to the sum of that part of the Fund denominated in the relevant currency. For the purposes of the notional interest calculation (i) the gross paid settlements in that quarter shall be deemed to occur on the first day of the quarter and reduce the net retained Stop Loss Policy premium and currency Fund, (ii) any paid reinsurance accruals due and outstanding for more than 180 days at the end of the quarter shall be ignored, and (iii) the first Notional Investment Return shall be calculated in respect of the quarter ending 31 March 2006.

4.5	The Reinsurer shall within 20 Business Days of the delivery of the statements referred to in Article 4.3 pay to the Reinsured the amount of Covered Loss paid by the Reinsured less any amounts previously paid to the Reinsured pursuant to the terms of this Reinsurance Agreement (as shown in the statement in the form set out in Schedule 2). Such payment shall be made by way of set-off against Premium in accordance with Article 3.1 and otherwise by way of electronic funds transfer.

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4.6	This Reinsurance Agreement shall be commuted no earlier than 31 December 2010 and no later than 31 December 2013 and the final amounts due under this Reinsurance Agreement (including provision for claims incurred and related expenses) shall be determined by reference to the Syndicate’s books and records as at that date and the LOC shall be released at the Commutation Date (as defined below). In the event that the parties this Agreement cannot agree the terms of the commutation prior to 31 December 2013, either party shall be entitled to appoint an independent actuary to resolve such a dispute. The decision of the independent actuary shall be final and binding.

4.7	By 31 March 2011 (or such later date as the Reinsurer and the Reinsured may agree) the Reinsured shall deliver to the Reinsurer the statements referred to in Article 4.3, save that:

(a)	the statement in Schedule 1 shall set out the final amount of Net Ultimate Liabilities;

(b)	the statement in Schedule 2 shall set out the final amounts of the Retention and of the Covered Losses; and

(c)	the statement in Schedule 3 shall set out the final amount of the Investment Return.

Such statements shall be made up to 31 December 2010 (or such later anniversary of such date as the parties may agree) (“Commutation Date”).

4.8	The final payment of Covered Losses at the Termination Date by the Reinsurer shall be made within 20 Business Days of the delivery of the statements referred to in Article 4.7 and shall constitute full and final settlement and release from all future liabilities.

4.9	The statement referred to Article 4.3 shall in the absence of manifest or clerical error be final and binding on both parties.

ARTICLE 5

5.1	All proposed compromises, commutations or ex-gratia settlements in good faith of any claims in relation to the Underwritten Business (a “Proposed Settlement”) of which the Managing Agent has actual knowledge in excess of $100,000 require the consent of the Reinsurer's Representative (such consent not to be unreasonably withheld or delayed). In respect of all other Proposed Settlements the consent of the Reinsurer shall not be required and such settlements shall be unconditionally binding on the Reinsurer and all such payments shall be taken into account in calculating amounts due from the Reinsurer hereunder.

5.2	All Outwards Contracts shall inure to the benefit of this Agreement (and not to any other reinsurance arrangements).

5.3	The Managing Agent (acting on behalf of the Reinsured) will consult with a nominated representative of the Reinsurer prior to amending or commuting any existing Syndicate reinsurances, or entering into additional reinsurances. However, the Managing Agent (acting on behalf of the Reinsured) shall not be prevented from amending or commuting or purchasing additional reinsurances where it would be in the Reinsured’s interests to do so and no response has been received within 20 Business Days.

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5.4	The Managing Agent (acting on behalf of the Reinsured) will promptly and diligently notify reinsurers on Outwards Contracts of actual and potential claims, promptly render and use its reasonable endeavours to collect all amounts due, and comply with all terms and conditions of Outwards Contracts. The Reinsurer shall also have the right at its own expense to pursue collection on Outwards Contracts on behalf of the Reinsured by notifying the Reinsured of its intentions in writing.

ARTICLE 6

6.1	The Managing Agent shall in accordance with Lloyd's Regulations maintain and retain all documents, files, records, registers, books, ledgers and other papers or information or data, relating to the Underwritten Business and the financial affairs and investments of the Reinsured in relation to the Underwritten Business (together "the Books and Records").

6.2	The Reinsurer or its authorised representatives shall (at its own expense) have the right on Business Days between 9.30am and 5.30pm to inspect and take copies of the Books and Records of the Reinsured which relate to any matter with which this Reinsurance Agreement is concerned and such rights shall continue as long as either party shall have a claim against the other relating to this Reinsurance Agreement.

ARTICLE 7

7.1	Subject to the express provisions of this Reinsurance Agreement, no matter, fact or circumstance that would otherwise cause this Reinsurance Agreement to be in any respect invalid or unenforceable or to be capable of termination (including, without limitation, utmost good faith, misrepresentation, non-disclosure or inaccurate or misleading disclosure or breach of warranty on the part of the Reinsured or any of its agents, brokers or other intermediaries) shall result in any such invalidity or unenforceability or cause this Reinsurance Agreement to be capable of termination.

7.2	This Reinsurance Agreement shall not be subject to rescission, cancellation or avoidance for any reason including for mistake, non-disclosure or misrepresentation (whether innocent or not) on the part of any person (including, without limitation, the agents or advisers of the Reinsured or the Managing Agent).

7.3	The Reinsured shall have no liability for damages in connection with any innocent or negligent misrepresentation, made prior to the date of this Reinsurance Agreement by it or on its behalf, any fraudulent representation made prior to the date of this Reinsurance Agreement made on its behalf by the Managing Agent or any broker, intermediary or other agent acting on its behalf.

7.4	Nothing in this Reinsurance Agreement shall affect any rights that may arise or exist as a result of the fraud (including fraudulent misrepresentation) of the other party, save that, to the extent permissible at law, the fraud (including fraudulent misrepresentation) of any agent, broker or intermediary of the Reinsured shall not give rise to any right of rescission, termination, cancellation or avoidance on the part of the Reinsurer.

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ARTICLE 8

8.1	From the Commencement Date the Reinsurer shall procure an LOC issued by a bank and in a form acceptable to the Reinsured equal to £6,500,000.

8.2	Should the Reinsurer’s rating be downgraded below either a Standard and Poor’s Insurer Financial Rating Strength of A-(minus) (or A-(minus)pi) or below an A. M. Best rating of A-(minus), the Reinsurer shall upon request and within 30 days of such request increase the amount of the LOC by an amount equal to £12,000,000 (reduced by the amount of any Covered Losses already paid by the Reinsurer) less:

(a)	the current amount of the LOC; and

(b)	the amount of any unpaid Premium.

8.3	In the event that the Net Ultimate Liabilities are less than £7,000,000 at 31 December 2008, the LOC shall be reduced by £2,000,000. This process shall be repeated at 31st December 2009.

8.4	In the event that the paid losses hereunder exceed £6,000,000 at any December 31st, the LOC may be reduced to the difference between the Reinsurance Limit hereunder and the amount of the paid losses.

8.5	The LOC shall be released at the Termination Date, in accordance with the provisions of Article 4.6.

ARTICLE 9

9.0	The failure to exercise or delay in exercising a right or remedy provided by this Reinsurance Agreement or by law does not constitute a waiver of the right or remedy or other rights or remedies. No single or partial exercise of a right or remedy provided by this Reinsurance Agreement or by law prevents further exercise of the right or remedy or another right or remedy.

ARTICLE 10

10.1	Any notice or other communication under or in connection with this Reinsurance Agreement shall be in writing and shall be delivered personally or sent by first class pre-paid post (air mail if overseas) or by facsimile to the intended recipient at the address specified in Schedule 4 of this Reinsurance Agreement or such other addresses as the relevant party has specified in writing to the party giving notice.

10.2	In the absence of evidence of earlier receipt, any such notice or other communication shall be deemed to have been duly given:

(a)	if delivered personally or sent by facsimile at the time of delivery or successful transmission of the facsimile but if that is outside business hours, at the commencement of business following delivery or transmission;

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(b)	if sent by mail other than air mail, on the second business day after posting; or

(c)	if sent by air mail, six days after posting.

ARTICLE 11

11.1	This Reinsurance Agreement is subject to English law and all rights and obligations of any person and of any kind relating to or connected with this Reinsurance Agreement and all its terms and provisions and all questions of construction, validity and performance under this Reinsurance Agreement shall be governed and interpreted according to the laws of England.

11.2	Subject to Article 12, the courts of England shall have exclusive jurisdiction to hear and decide any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Reinsurance Agreement and for these purposes each party irrevocably submits to the jurisdiction of the English courts and irrevocably waives (i) any objection which it may now or hereafter have to any such suit, action or proceeding being brought in such court and (ii) any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Reinsurer irrevocably appoints Robert Myron, SVP and Treasurer of PXRE Reinsurance Limited to accept service of any proceedings for this purpose.

ARTICLE 12

12.1	All disputes and matters in difference between the parties arising under or in connection with this Agreement shall be referred to an arbitration tribunal in the manner hereinafter set out.

12.2	Unless the parties appoint a sole arbitrator within 14 days of one receiving a written request from the other for arbitration, the claimant (the party requesting arbitration) shall appoint his arbitrator and give written notice thereof to the respondent. Within 30 days of receiving such notice the respondent shall appoint his arbitrator and give written notice thereof to the claimant, failing which the claimant may apply to the appointer hereinafter named to nominate an arbitrator on behalf of the respondent.

12.3	Before they enter upon a reference the two arbitrators shall appoint a third arbitrator. Should they fail to appoint such a third arbitrator within 30 days of the appointment of the respondent's arbitrator then either of them or either of the parties may apply to the appointer for the appointment of the third arbitrator. The three arbitrators shall decide by majority. If no majority can be reached the verdict of the third arbitrator shall prevail. He shall also act as Chairman of the Tribunal.

12.4	Unless the parties otherwise agree the arbitration tribunal shall consist of persons (including those who have retired) with not less than ten years experience of insurance or reinsurance within in the industry or as lawyers or other professional advisers serving the industry.

12.5	The arbitration tribunal shall, so far as is permissible under the law and practice of the place of arbitration, have power to fix all procedural rules for the holding of the arbitration including discretionary power to make orders as to any matters which it may consider proper in the circumstances of the case with regard to pleadings, discovery, inspection of documents, examination of witnesses and any other matter whatsoever relating to the conduct of the arbitration and may receive and act upon such evidence whether oral or written strictly admissible or not as it shall in its discretion think fit.

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12.6	The appointor shall be the Chairman for the time being of ARIAS (UK) or if he is unavailable or it is inappropriate for him to act for any reasons, such person as may be nominated by the Committee of ARIAS (UK). If for any reason such persons decline or unable to act, then the appointer shall be the Judge of the appropriate courts having jurisdiction at the place of arbitration.

12.7	All costs of the arbitration shall be determined by the arbitration tribunal who may, taking into account the law and practice of the place of arbitration, direct to and by whom and in what manner they shall be paid.

12.8	The seat of arbitration shall be in London and the language of the arbitration shall be English.

12.9	The award of the arbitration tribunal shall be in writing and binding upon the parties who hereby consent to carry out the same.

ARTICLE 13

All claims and payments under this Reinsurance Agreement shall be made in the currency of payment of the underlying claim or expense and reports and accounts shall be rendered for all purposes of this Agreement in such currencies provided that where the Reinsured pays losses or expenses in currencies other than Euros or those of the United Kingdom, the United States or Canada such payments shall, unless the parties otherwise agree, be converted into United Kingdom currency at the prevailing Lloyd’s Exchange Rate at the date of such payment.

ARTICLE 14

Any inadvertent delays, omissions or errors shall not be held to relieve either party hereto from any liability which would attach to it under this Agreement if such delay, omission or error had not been made, provided such delay, omission or error is rectified upon discovery, and does not impose any greater liability upon the other party than would have attached under this Agreement if the delay, omission or error had not occurred.

ARTICLE 15

Save for any Successor Syndicates and/or the managing agent of any Successor Syndicates, a person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 or otherwise to enforce any term of this Deed but this shall not affect the rights of any person, which may exist or arise apart from the said Act.

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ARTICLE 16

This Reinsurance Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which, when taken together, shall constitute one and the same Reinsurance Agreement.

IN WITNESS WHEREOF the authorised representatives of the parties have executed this STOP LOSS REINSURANCE AGREEMENT on the day above written.

Executed for an on behalf of	)
)
THE MEMBERS OF THE REINSURED	)	/s/ David Hannay
	)	Name: David Hannay
SYNDICATE	)	Title: Run-Off Manager

Acting by its Managing Agent (Omni)

Executed for and on behalf of	)	/s/ Guy Hengesbaugh
	)	Name: Guy Hengesbaugh
PXRE REINSURANCE LTD	)	Title: President
)
Pembroke, Bermuda	)	/s/ Robert P. Myron
	)	Name: Robert P. Myron
Acting by its officers	)	Title: SVP & CFO

Executed for an on behalf of	)
)
OMNI WHITTINGTON CAPITAL MANAGEMENT	)	/s/ J. Martin Mitchell
	)	Name: J. Martin Mitchell
LIMITED	)	Title: Compliance Director

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Schedule 1 (Dates, FX rates and amounts for illustrative purposes only)

Ultimate Losses at Calculation Date
						Total
Line		GBP	USD	CAD	EUR	Conv GBP
1	Calculation Date	30-Sep-05
2	FX rate at Calculation Date:		1.77	2.05	1.47

3	Cumulative Net Settlements at previous Calculation Date	—	—	—	—	—
4	Net Settlements for the quarter ending on the Calculation Date	408,120	205,243	34,231	120,917	623,031
5	Cumulative Net Settlements at Calculation Date	408,120	205,243	34,231	120,917	623,031

6	Net Outstanding Losses at previous Calculation Date	2,258,393	4,696,407	451,428	399,465	5,403,684
7	Net IBNR at previous Calculation Date	452,007	1,368,113	293,932	101,959	1,437,694
8	Net Ultimate Liabilities at previous Calculation Date	2,710,400	6,064,520	745,360	501,424	6,841,378

9	Change in Net Outstanding Losses for the quarter ending on the Calculation Date	(664,816)	30,453	(10,983)	(126,041)	(738,710)
10	Change in Net IBNR for the quarter ending on the Calculation Date	256,696	(235,697)	(23,248)	5,124	115,679
11	Change in Net Ultimate Liabilities for the quarter ending on the Calculation Date	(408,120)	(205,244)	(34,231)	(120,917)	(623,031)

12	Net Outstanding Losses at Calculation Date	1,593,577	4,726,861	440,445	273,424	4,664,974
13	Net IBNR at Calculation Date	708,703	1,132,416	270,684	107,083	1,553,373
14	Net Ultimate Liabilities at Calculation Date	2,302,280	5,859,277	711,129	380,507	6,218,346

15	Ultimate Losses at previous Calculation Date	2,710,400	6,064,520	745,360	501,424	6,841,377
16	less Net Settlements for the quarter ending on the Calculation Date	(408,120)	(205,243)	(34,231)	(120,917)	(623,031)
17	less Change in Net Ultimate Liabilities for the quarter ending on the Calculation Date	408,120	205,244	34,231	120,917	623,031
18	Ultimate Losses at Calculation Date	2,710,400	6,064,521	745,359	501,424	6,841,377

Notes:
a) Lines 3, 6, 7, 8 & 15 Total Conv GBP is restated at FX at Calculation Date
b) Line 5 = line 3 + line 4
c) Line 8 = line 6 + line 7
d) Line 9 = line 12 – line 6
e) Line 10 = line 13 – line 7
f) line 11 = line 9 + line 10 and line 14 – line 8
g) Line 14 = line 12 + line 13
h) Line 16 = negative line 4
i) Line 17 = negative line 11
j) Line 18 = line 15 + line 16 + line 17

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Schedule 2 (Dates, FX rates and amounts for illustrative purposes only)

Restated Retention and Covered Losses
						Total
Line		GBP	USD	CAD	EUR	Conv GBP
1	Calculation Date	30-Sep-05
2	FX rate at Calculation Date:		1.77	2.05	1.47
3	Restated Retention at previous Calculation Date	2,400,000	5,370,000	660,000	444,000	6,057,890
4	Notional Interest for the quarter ending at the Calculation Date	37,428	69,787	4,369	1,721	80,157

5	Restated Retention at Calculation Date	2,437,428	5,439,787	664,369	445,721	6,138,047

6	Ultimate Losses	2,710,400	6,064,520	745,360	501,424	6,841,377

7	Covered Losses at Calculation Date	272,972	624,733	80,991	55,703	703,330

8	Cumulative Net Settlements at Calculation Date	408,120	205,243	34,231	120,917	623,031

9	Cumulative Net Settlements at Calculation Date in excess of Restated Retention	—	—	—	—	—

10	Retained Premium at Commencement Date	1,250,000	2,237,500	—	—	2,514,124
11	Less cumulative Net Settlements at Calculation Date in excess of Restated Retention	—	—	—	—	—
12	Retained Premium at Calculation Date	1,250,000	2,237,500	—	—	2,514,124

13	Cumulative Net Settlements at Calculation Date in excess of Restated Retention and Retained Premium	—	—	—	—	—
14	Less Cumulative Net Settlements at previous Calculation Date in excess of Restated Retention and Retained Premium	—	—	—	—	—
15	Due and payable from the Reinsurer within 20 days	—	—	—	—	—

15	Limit at previous Calculation Date					12,000,000
16	Less Due and Payable from the Reinsurer					—
17	Limit at Calculation Date					12,000,000

Notes:
a) Lines 3, 10 & 14 Total Conv GBP is restated at FX at Calculation Date
b) Line 4 = Schedule 3 line 9
c) Line 5 = line 3 + line 4
d) Line 6 = Schedule 1 line 18
e) Line 7 = line 6 – line 5
f) Line 8 = Schedule 1 line 5
g) Line 9 = line 8 – line 5, or zero if negative
h) Line 11 = negative line 9 up to a limit of line 10
i) Line 12 = line 10 + line 11
j) Line 13 = line 9 – line 10 or zero if negative
k) Line 14 = negative Schedule 2 line 13 from previous Calculation Date by currency
l) Line 15 = line 13 + line 14 as long as line 15 is positive
m) Line 16 = negative line 15 in Total Conv GBP
n) Line 17 = line 15 + line 16

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Schedule 3 (Dates, FX rates, interest rates, and amounts for illustrative purposes only)

Notional Interest calculation under Article 4.4
						Total
Line		GBP	USD	CAD	EUR	Conv GBP
1	Calculation date:	30-Sep-05
2	FX rate at Calculation date:		1.77	2.05	1.47
3	Daily Average 3m LIBOR for the quarter ending at the Calculation Date:	4.6180%	3.7711%	2.7926%	2.1306%
4	Retained Premium at previous Calculation Date	1,250,000	2,237,500	—	—	2,514,124
5	Interest Bearing Assets at previous Calculation Date	2,400,000	5,370,000	660,000	444,000	6,057,890
6	Net Settlements for the quarter ending on the Calculation Date	(408,120)	(205,243)	(34,231)	(120,917)	(623,031)
7	Paid reinsurance accruals outstanding over 180 days at the Calculation Date	—	—	—	—	—
8	Total balance for interest	3,241,880	7,402,257	625,769	323,083	7,948,983

9	Notional interest for the quarter ending at the Calculation Date	37,428	69,787	4,369	1,721	80,157

10	Interest Bearing Assets at Calculation Date	2,029,307	5,234,544	630,137	324,804	5,515,016
11	Retained Premium at Calculation Date	1,250,000	2,237,500	—	—	2,514,124

Notes:
a) Line 4 & 5 Total Conv GBP is restated at FX rate at Calculation Date
b) Line 8 = line 4+ line 5+ line 6+ line 7
c) Line 9 = line 2 x 1/4 x line 8
d) If Line 9 Total Conv GBP is negative or Calculation Date is 30 Sep 2005 or 31 Dec 2005, then line 9 = 0
e) Line 10 = line 5 + line 6 + line 9
f) Line 11 = line 4
g) If line 5 + line 6 + line 9 is negative then line 10 = 0 and line 11 = line 4 + line 5 + line 6 + line 9
h) If line 11 is negative then line 11 = 0

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Schedule 4

Addresses at which notice may be served:

The Company Secretary
PXRE Reinsurance Limited
PXRE House
110 Pitts Bay Road
Pembroke HM 08
Bermuda

The Company Secretary
Omni Whittington Capital Management Limited
Omni House
33 Creechurch Lane
London EC3A 5EB